Exhibit 4.3

                           ORCKIT COMMUNICATIONS LTD.

                       ORCKIT ISRAELI SHARE INCENTIVE PLAN


                               A. NAME AND PURPOSE


         1. Name: This plan, as amended from time to time, shall be known as the "Orckit Israeli Share Incentive Plan" (the "Plan").

         2. Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and contractors of Orckit Communications Ltd., a company organized under the laws of the State of Israel (the "Company"), by providing them with opportunities to purchase Ordinary Shares, nominal value of 0.10 New Israeli Shekel each ("Shares") of the Company, pursuant to a plan approved by the Board of Directors of the Company (the "Board") which is designed to benefit from, and is made pursuant to, the provisions of either
Section 102 or Section3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the "Income Tax Ordinance") or others and the rules and regulations promulgated thereunder.

                   B. GENERAL TERMS AND CONDITIONS OF THE PLAN

         3.       Administration:

                  3.1 The Board of Directors of the Company may appoint a Share Incentive Committee which will consist of such number of Directors of the Company, as may be fixed from time to time by the Board of Directors of the Company. The Board of Directors shall appoint the members of the committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Plan will be administered by the Share Incentive Committee, or where not permitted according to Section 112 of the Companies Law, 1999, by the Board of Directors of the Company (collectively - the "Committee").

                  3.2 The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                  3.3 Subject to the general terms and conditions of this Plan, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine the plan conditions, including (i) the persons ("Grantees") to whom options to purchase Shares (the "Options") shall be granted, (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for,
(v) the type of plan or taxation route that shall govern the Options, as applicable and/or (vi) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan.

                  3.4 The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

                  3.5 The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board of Directors.

         4.       Eligible Grantees:

                  4.1 The Committee, at its discretion, may grant Options to any employee, director , consultant or contractor of the Company or any affiliate of the Company (collectively "Grantee"). Anything in this Plan to the contrary notwithstanding, all grants of Options to directors and office holders (i.e., "Nosei Misra", as such term is defined in the Israeli companies law) shall be authorized and implemented only in accordance with the provisions of such law.

                  4.2 The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company.

         5. Grant of Options and Issuance of Shares in Trust:

                  5.1 Subject to Section 7.1 hereof, the effective date of the grant of an Option (the "Date of Grant") shall be the date specified by the Committee in its determination relating to the award of such Option.

                  5.2 Anything herein to the contrary notwithstanding, unless otherwise determined by the Committee, all Options granted under the Plan shall be granted by the Company to a trustee designated by the Committee, which with respect to 102 Options (as defined below), will be approved by the Israeli Commissioner of Income Tax (the "Trustee"), and the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the "Trust") for the benefit of the Grantee in respect of whom such Option was granted (the "Beneficial Grantee") and pursuant to the Company's instructions from time to time. All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

                  5.3 (a) With respect to Options granted to the Trustee under Sections 102(a) or 102(b) of the Income Tax Ordinance ("102 Options"), the following shall apply:

                                    (i) A Grantee granted 102 Options shall not
be entitled to sell the Shares received upon exercise thereof (the "Exercised Shares") or to transfer such Exercised Shares (or such 102 Options) from the Trust prior to the "End of the Period" (as defined in Section 102 of the Income Tax Ordinance);

                                    (ii) Any and all rights issued in respect of
the Exercised Shares, including bonus shares but excluding cash dividends ("Rights"(, shall be issued to the Trustee and held thereby until the End of the Period, and such Rights shall be subject to the taxation route which is applicable to such Exercised Shares.

                                    Notwithstanding  the  aforesaid,  Exercised
Shares or Rights may be sold or transferred, and the Trustee may release such Exercised Shares (or 102 Options) or Rights from Trust, prior to the End of the Period, provided however, that tax is paid or withheld in accordance with
Section 102(b)(4) of the Ordinance, and subject to the other provisions of this Plan.

                      (b) In the event an Option is granted under Section 102(c) of the Income Tax Ordinance to a Grantee who is an employee at the time of such grant, if the Grantee's employment is terminated, for any reason, such Grantee shall provide the Company with a guarantee or collateral, as determined by the Committee, securing the payment of all taxes required to be paid upon the sale of the Exercised Shares received upon exercise of such Option.

         6. Reserved Shares: The Company has reserved authorized but unissued Shares for purposes of the Plan subject to adjustments as provided in Section 11 hereof. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

         7. Grant of Options: The Committee in its discretion may award to Grantees Options available under the Plan. Unless otherwise specified by the Committee, the Options shall be for a term of ten (10) years. The schedule pursuant to which such Options shall vest shall be determined by the Committee.

         8. Exercise Price: The exercise price per Share covered by each Option shall be determined by the Committee in its sole and absolute discretion in accordance with applicable law, subject to guidelines as shall be issued by the board from time to time.

         9. Exercise of Options: Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of the Plan. Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Notice of Grant), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire.

         10. Termination of Employment:

                  10.1 In the event that a Grantee who was an employee of the Company on the Date of Grant of any Options ceases, for any reason, to be employed by the Company, all Options theretofore granted to such Grantee when such Grantee was an employee of the Company shall terminate as follows:


                           (a) All such Options which are not vested at the time
of the cessation of employment shall terminate immediately.


                           (b) If the Grantee's termination of employment is due
to (i) breach of the Grantee's duty of loyalty towards the Company, or (ii) breach of the Grantee's duty of care towards the Company, or (iii) the Grantee has committed any flagrant criminal offense, or
(iv) the Grantee has committed a fraudulent act towards the Company, or (v) the Grantee caused intentionally, by act or omission, any financial damage to the Company, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect.


                           (c) Except if otherwise determined by the Committee,
all 102 Options that, upon the cessation of employment, were granted less then two years from the Date of Grant, shall terminate immediately.


                  10.2 The transfer of a Grantee from the employ of the Company to the employ of a subsidiary of the Company, or from the employ of a subsidiary of the Company to the employ of the Company or another subsidiary of the Company, shall not be deemed a termination of employment for purposes hereof. Whether an authorized leave of absence on military, governmental or public service or otherwise, or termination of employment under certain conditions, shall constitute termination of employment for the purposes hereof shall be conclusively determined by the Committee.

                  10.3 In the event that a Grantee who is a director, consultant or contractor of the Company, ceases, for any reason, to serve as such prior to the vesting of any of his Options pursuant to the provisions of his Notice(s) of Grant, all Options theretofore granted to such Grantee which are not yet so vested in such Grantee shall terminate on such date of cessation of service as a director, consultant or contractor ("Date of Cessation"). For the purposes of this Section 10, Date of Cessation shall mean:

                           (a) with regard to directors, the date on which a
director submits notice of resignation from the Board or the date on which the shareholders of the Company remove such director from the Board; and

                           (b) with regard to consultants and contractors, the
date on which the consulting or contractor agreement between such consultant or contractor, as applicable, and the Company or the date on which either of the parties to such agreement sends the other notice of its intention to terminate said agreement.

                  10.4 Notwithstanding the foregoing provisions of this Section 10, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in this Section 10, but in no event beyond the term of the Option.

         11.      Adjustment Upon Changes in Capitalization:

                  11.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                  11.2 Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action.

                  11.3 If, upon a Merger or Sale of all of the company's assets (as hereinafter defined), the consideration received (the "Consideration") shall be the exchange of the securities of the Company for the securities of another corporation or a parent or subsidiary of such other corporation (each, an "Other Entity"), then, each Option shall, at the sole and absolute discretion of the Committee, either:

                           (a) be substituted for options to purchase shares of
the Other Entity, and appropriate adjustments shall be made in the exercise price per share to reflect such exchange; or

                           (b) be assumed by the Other Entity such that the
Grantee may exercise the Options for such number of shares of the Other Entity or amount of other securities thereof, and appropriate adjustments shall be made in the purchase price per share to reflect such exchange.

         Anything herein to the contrary notwithstanding, the provisions of this
Section 11.3 shall be subject to all the terms and provisions of the Plan remaining in full force and effect.

                  11.4 In the event that 100% of the issued and outstanding share capital of the company is to be sold (the "Sale"), each Grantee shall be obligated to participate in the Sale and sell its shares and/or Options in the company, provided, however, that any and all rights, preferences, and privileges previously granted to any such Grantee shall remain in effect and shall apply to the shares and/or Options sold under this Section 11.4.

         12. Limitations on Transfer: Unless otherwise determined by the Committee, no Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee's guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

         13. Tax Consequences: All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and the Trustee and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.

         14. Miscellaneous:

                  14.1 Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Company, or restrict the right of the Company to terminate such employment at any time.

                  14.2 Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

                  14.3 Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Company.

                  14.4 Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Notice of Grant or multiple Notices of Grant, as determined by the Committee.

                  14.5 Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.
                              --------------------